SECOND AMENDMENT
                              TO THE
            PROFFITT'S, INC. SUPPLEMENTAL SAVINGS PLAN


     The Proffitt's, Inc. Supplemental Savings Plan is hereby amended effective January 1, 1998 as follows:

     1. Article 4, Section 4.01(a)(iv) is hereby amended in its entirety to read as follows:

          (iv) Limitations on Percentage Amounts. Except as hereinafter provided, a Participant may elect to make a deferral of up to twenty percent (20%) of the Participant's annual Basic Compensation and up to one hundred percent (100%) of the Participant's Bonus Compensation otherwise payable to him. The Chief Executive Officer of the Corporation may elect to make a deferral of up to one hundred percent (100%) of both his annual Basic Compensation and his Bonus Compensation otherwise payable to him.

     IN WITNESS WHEREOF, Proffitt's, Inc. has caused this Second
Amendment to the Proffitt's, Inc. Supplemental Savings Plan to be executed by its duly authorized officer on this _______ day of _________________, 19___.


                                   PROFFITT'S, INC.


                                   By: _______________________________

                                   Title: ____________________________